Exhibit 99.1

Neogen Announces First-Quarter 2024 Results

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Revenue of $229.0 million, an increase of 73.0% over the prior-year quarter.
•
Net income of $1.5 million; $0.01 per diluted share.
•
Adjusted Net Income of $23.7 million; $0.11 per diluted share.
•
Adjusted EBITDA of $52.4 million, an increase of 93.8% over the prior-year quarter, at a margin of 22.9%.

LANSING, Mich., October 10, 2023 – Neogen Corporation (NASDAQ: NEOG) announced today the results of the first quarter ended August 31, 2023.

“Our performance in the quarter was generally in line with our expectations,” said John Adent, Neogen’s President and Chief Executive Officer. “Our legacy Food Safety business performed well, particularly in our core product lines of allergen, natural toxin and microbiological testing. The Animal Safety business experienced continued destocking, as anticipated, with channel inventory levels reaching multi-year lows. Pro forma growth in the former 3M Food Safety Division was low, impacted by the strong fourth quarter that saw us catch up on fulfillment and also by weakness in China, but the progress we made last quarter on Petrifilm supply at our transition manufacturing partner was sustained and initial demand in the second quarter has been encouraging. Our teams are leveraging this supply continuity, as well as the broader Neogen product portfolio, in targeted demand-generation initiatives."

Adent continued, “We made significant progress in the quarter across a number of fronts related to the integration of the former 3M Food Safety division, moving closer to full autonomy of that business within the One Neogen we are building. We have additional key integration activities underway and remain on track for the third-quarter relocation of two product lines and exit of two transition agreements, and the construction of our new facility in Lansing is progressing well. With our combined commercial and technical teams approaching one year of working together on the product portfolio, we are excited about the momentum that’s building and remain as optimistic as ever regarding the future of the business.”

Financial and Business Highlights

Revenues for the first quarter were $229.0 million, an increase of 73.0% compared to $132.3 million in the prior year. Core revenue, which excludes the impacts of foreign currency translation, as well as acquisitions completed and product lines discontinued in the last 12 months, declined 1.3%. Acquisitions and discontinued product lines contributed 73.5% to revenue growth, while foreign currency added 0.8%.

Net income for the first quarter was $1.5 million, or $0.01 per diluted share, compared to $5.2 million, or $0.05 per diluted share, in the prior-year period. The decrease in net income was driven primarily by interest expense and the amortization of acquisition-related intangibles, all related to the merger with the former 3M Food Safety Division completed on September 1, 2022, partially offset by incremental revenues from the merger, which generated margins higher than the legacy company average margins. Adjusted Net Income was $23.7 million, or $0.11 per diluted share, compared to $17.6 million, or $0.16 per diluted share, in the prior-year period. Higher Adjusted EBITDA drove the increase in Adjusted Net Income, more than offsetting the increase in interest expense. On a per-share basis, Adjusted Net Income was lower by $0.05 in the first quarter compared to the prior-year period, a result of the increase in shares outstanding related to the 3M Food Safety transaction.

Gross margin was 51.0% in the first quarter of fiscal 2024. This compares to a gross margin of 47.0% in the same quarter a year ago, with the increase primarily due to higher gross margins generated by incremental revenues from the former 3M Food Safety Division.

First-quarter Adjusted EBITDA was $52.4 million, representing an Adjusted EBITDA Margin of 22.9%, compared to $27.0 million and a margin of 20.4% in the prior-year period. The margin expansion was primarily driven by the increase in gross profit, which more than offset a non-recurring billing adjustment from the Company’s transition manufacturing partner and operating expenses added during the quarter to accommodate the expanded scale of the business.

Food Safety Segment

Revenues for the Food Safety segment were $166.3 million in the first quarter, an increase of 157.2% compared to $64.6 million in the prior year, consisting of 4.5% core growth, 150.7% from acquisitions and discontinued product lines and a foreign currency benefit of 2.0%. Core revenue growth was led by the Bacterial & General Sanitation product category, which benefited from new microbiological testing business in the U.S. and the U.K., and by solid growth in the Natural Toxins & Allergens product category. The Indicator Testing, Culture Media & Other product category experienced a core revenue decline, driven primarily by international distributor ordering patterns for food quality and nutritional analysis products.

Animal Safety Segment

Revenues for the Animal Safety segment were $62.7 million in the first quarter, compared to $67.7 million in the prior year’s first quarter, consisting of a 6.7% core revenue decline, a 0.3% headwind from discontinued product lines and negative foreign currency impact of 0.4%. The core revenue decline was driven by the Veterinary Instruments & Disposables product category, which experienced continued destocking by large veterinary distributors, and the Animal Care & Other product category, which had lower sales of small-animal supplements and vitamin injectables, due in part to supply constraints. These decreases were partially offset by growth in the Rodent Control, Insect Control and Cleaners & Disinfectants product category.

The Company’s worldwide genomics business declined modestly in the quarter, with strength in sheep and beef testing in Australia and new business in beef markets in the U.K. and Brazil offset by decreases in porcine and poultry testing, due to the attrition of two large domestic customers.

Liquidity and Capital Resources

As of August 31, 2023, the Company had total cash and investments of $239.3 million and total outstanding debt of $900.0 million, as well as committed borrowing headroom of $150.0 million.

Fiscal Year 2024 Outlook

Taking into account first-quarter results, as well as typical seasonality of revenue and the expectation of an improved end-market environment in the second half of the year, the Company continues to anticipate fiscal year 2024 revenue between $955 million and $985 million, while Adjusted EBITDA continues to be expected in a range of $235 million to $255 million. The Company also continues to expect capital expenditures to be approximately $130 million, including approximately $100 million related specifically to the integration of the former 3M Food Safety Division.

Conference Call and Webcast

Neogen Corporation will host a conference call today at 8:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Neogen’s website at neogen.com/investor-relations. For those unable to access the webcast, the conference call can be accessed by dialing (844) 757-5681 (U.S.) or +1 (412) 317-5297 (International) and requesting the Neogen Corporation First Quarter FY24 Earnings Call (Conference ID: 10182677). A replay of the conference call and webcast will be available shortly following the conclusion of the call, and can be accessed domestically or internationally by dialing (877) 344-7529 or +1 (412) 317-0088, respectively, and providing the entry code 6567809, or through Neogen’s Investor Relations website at neogen.com/investor-relations.

About Neogen

Neogen is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen Corporation has developed comprehensive solutions spanning the Food Safety, Livestock and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Certain portions of this news release that do not relate to historical financial information constitute forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. Actual future results and trends may differ materially from historical results or those expected depending on a variety of factors listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the company’s most recently filed Form 10-K.

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED STATEMENT OF INCOME

(In thousands, except for per share)

	Three Months Ended August 31,
	2023	2022
Revenue
Food Safety	$166,278	$64,643
Animal Safety	62,709	67,706
Total revenue	228,987	132,349
Cost of revenues	112,226	70,079
Gross profit	116,761	62,270
Operating expenses
Sales & marketing	45,783	23,383
Administrative	45,121	27,944
Research & development	6,722	4,881
Total operating expenses	97,626	56,208
Operating income	19,135	6,062
Other (expense) income	(17,472)	597
Income before tax	1,663	6,659
Income tax	160	1,450
Net income	$1,503	$5,209
Net income per diluted share	$0.01	$0.05
Shares to calculate per share amount	216,846,106	107,857,477

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands)

	August 31, 2023	May 31, 2023
Assets
Current Assets
Cash and cash equivalents	$178,832	$163,240
Marketable securities	60,424	82,329
Accounts receivable, net of allowance of $3,205 and $2,827	137,669	153,253
Inventories, net	140,692	133,812
Prepaid expenses and other current assets	66,176	53,297
Total Current Assets	583,793	585,931
Net Property and Equipment	221,090	198,749
Other Assets
Right of use assets	14,505	11,933
Goodwill	2,137,602	2,137,496
Intangible assets, net	1,588,066	1,605,103
Other non-current assets	16,049	15,220
Total Assets	$4,561,105	$4,554,432
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of finance lease	$2,642	$-
Accounts payable	90,210	76,669
Accrued compensation	14,863	25,153
Income tax payable	5,399	6,951
Accrued interest	3,438	11,149
Deferred revenue	3,789	4,616
Other accruals	17,789	20,934
Total Current Liabilities	138,130	145,472
Deferred Income Tax Liability	354,792	353,427
Non-current debt	886,177	885,439
Other non-current liabilities	35,831	35,877
Total Liabilities	1,414,930	1,420,215
Commitments and Contingencies (note 12)
Equity
Preferred stock, $1.00 par value, 100,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.16 par value, 315,000,000 shares authorized, 216,310,582 and 216,245,501 shares issued and outstanding at August 31, 2023, and May 31, 2023, respectively	34,610	34,599
Additional paid-in capital	2,571,517	2,567,828
Accumulated other comprehensive loss	(26,496)	(33,251)
Retained earnings	566,544	565,041
Total Stockholders’ Equity	3,146,175	3,134,217
Total Liabilities and Stockholders’ Equity	$4,561,105	$4,554,432

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended August 31,
	2023	2022
Cash Flows From (For) Operating Activities
Net income	$1,503	$5,209
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	28,734	5,729
Deferred income taxes	998	(1,439)
Share-based compensation	2,638	1,867
Amortization of debt issuance costs	860	—
Change in operating assets and liabilities, net of business acquisitions:
Accounts receivable, net	16,242	4,819
Inventories	(6,304)	(8,330)
Prepaid expenses and other current assets	(12,925)	(14,682)
Accounts payable and accrued liabilities	4,980	(13,278)
Interest expense accrual	(7,711)	—
Change in other assets and liabilities	(6,006)	5,962
Net Cash From (For) Operating Activities	23,009	(14,143)
Cash Flows (For) From Investing Activities
Purchases of property, equipment and other non-current intangible assets	(30,630)	(12,996)
Proceeds from the maturities of marketable securities	21,905	108,488
Purchases of marketable securities	—	(12,523)
Proceeds from the sale of property and equipment and other	41	—
Business acquisitions, net of working capital adjustments and cash acquired	—	(1,331)
Net Cash (For) From Investing Activities	(8,684)	81,638
Cash Flows From Financing Activities
Exercise of stock options and issuance of employee stock purchase plan shares	1,062	905
Net Cash From Financing Activities	1,062	905
Effect of Foreign Exchange Rates on Cash	205	5,775
Net Increase In Cash and Cash Equivalents	15,592	62,625
Cash and Cash Equivalents, Beginning of Period	163,240	44,473
Cash and Cash Equivalents, End of Period	$178,832	$107,098

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as a key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.

Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the effects of foreign currency translation rates and the first-year impacts of acquisitions and discontinued product lines, where applicable. Core revenue growth is presented to allow for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency translation rates, or the incomparability that would be caused by the impact of an acquisition, disposal or product line discontinuation.

These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

NEOGEN CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands, except for percentages)

	Three Months Ended August 31,
	2023	2022
Net income	$1,503	$5,209
Provision for income taxes	160	1,450
Depreciation and amortization	28,734	5,729
Interest expense (income), net	16,666	(969)
EBITDA	$47,063	$11,419
Share-based compensation	2,638	1,867
FX transaction gain on loan revaluation (1)	(290)	—
Certain transaction fees and integration costs	1,951	13,732
Restructuring	559	—
Contingent consideration adjustments	300	—
ERP expense (2)	128	—
Discontinued product line expense	20	—
Adjusted EBITDA	$52,369	$27,018
Adjusted EBITDA margin (% of sales)	22.9%	20.4%
Adjusted EBITDA increase	93.8%

(1)
Net foreign currency transaction gain associated with the revaluation of non-functional currency intercompany loans established in connection with 3M Food Safety transaction.
(2)
Non-capitalizable expenses related to ERP implementation.

NEOGEN CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(In thousands, except for per share)

	Three Months Ended August 31,
	2023	2022
Net income	$1,503	$5,209
Amort of acquisition-related intangibles	23,325	1,841
Share-based compensation	2,638	1,867
FX transaction gain on loan revaluation (1)	(290)	—
Certain transaction fees and integration costs	1,951	13,732
Restructuring	559	—
Contingent consideration adjustments	300	—
ERP expense (2)	128	—
Discontinued product line expense	20	—
Estimated tax effect of above adjustments (3)	(6,447)	(5,093)
Adjusted Net Income	$23,687	$17,556
Adjusted Earnings per Share	$0.11	$0.16

(1)
Net foreign currency transaction gain associated with the revaluation of non-functional currency intercompany loans established in connection with 3M Food Safety transaction.
(2)
Non-capitalizable expenses related to ERP implementation.
(3)
Tax effect of adjustments is calculated using projected effective tax rates for each applicable item.

Source: Neogen Corporation

Contact

Bill Waelke

(517) 372-9200

ir@neogen.com